Exhibit 99.2

Schedule in support of Earnings Per Share
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

                                                                                             From                     From
                                                                    Nine Months        December 30, 2004        December 30, 2004
                                                                       Ended            (Inception) to           (Inception) to
                                                                    February 28,         February 28,                May 31,
                                                                        2006                 2005                     2005
                                                                 ------------------- ------------------------ ----------------------
                                                                     (unaudited)         (unaudited)
WEIGHTED AVERAGE NUMBER O
  COMMON SHARES OUTSTANDING - BASIC:

                          Shares outstanding      January   2005                            100,000                  100,000

                                                  February  2005                            100,000                  100,000

                                                  March     2005                                                     100,000

                                                  April     2005                                                     100,000

                                                  May       2005                                                  13,272,670

                                                  June      2005        15,708,224

                                                  July      2005        15,783,277

                                                  August    2005        27,483,971

                                                  September 2005        29,684,855

                                                  October   2005        34,412,633

                                                  November  2005        34,951,300

                                                  December  2005        34,951,300

                                                  January   2006        34,951,300

                                                  February  2006        34,959,562
                                                                        ------------------- ------------------------ ---------------

WEIGHTED AVERAGE NUMBER OF

  COMMON SHARES OUTSTANDING - BASIC                                     29,209,602          100,000                  2,734,534
                                                                        =================== ======================== ===============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -  DILUTED:

                          Shares outstanding      January   2005                            34,535,200               34,535,200

                                                  February  2005                            34,830,650               34,830,650

                                                  March     2005                                                     34,830,650

                                                  April     2005                                                     34,936,524

                                                  May       2005                                                     34,936,524

                                                  June      2005        34,938,190

                                                  July      2005        34,880,757

                                                  August    2005        34,959,562

                                                  September 2005        34,959,562

                                                  October   2005        34,959,562

                                                  November  2005        34,959,562

                                                  December  2005        34,959,562

                                                  January   2006        34,959,562

                                                  February  2006        34,959,562
                                                                        ------------------- ------------------------ ---------------
WEIGHTED AVERAGE NUMBER OF

  COMMON SHARES OUTSTANDING -  DILUTED                                  34,948,431          34,682,925               34,813,910
                                                                        =================== ======================== ===============
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